 Exhibit 10.2

SECOND AMENDMENT TO REVOLVING

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made as of September 28, 2007, by and among VORNADO REALTY L.P. (the "Borrower"), VORNADO REALTY TRUST (the "General Partner"), the BANKS listed on the signature pages hereof, and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Banks.

W I T N E S S E T H:

WHEREAS, the Borrower and the Banks have entered into the Revolving Credit Agreement, as of June 28, 2006, as amended by First Amendment to Revolving Credit Agreement, dated as of November 9, 2006 (as so amended, the "Credit Agreement"); and

WHEREAS, the parties desire to modify the Credit Agreement upon the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.         Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.	Amendments to Definitions.

(a)           The definition of "Capitalization Value" is hereby deleted and the following substituted therefor:

"Capitalization Value" means, at any time, the sum of (1) with respect to Real Property Businesses (other than UJVs), individually determined, the greater of (x) Combined EBITDA from such businesses (a) in the case of all Real Property Businesses other than hotels and trade show space, for the most recently ended calendar quarter, annualized (i.e., multiplied by four), and (b) in the case of hotels and trade show space, for the most recently ended four consecutive calendar quarters, in both cases, capitalized at a rate of 6.50% per annum, and (y) the Gross Book Value of such businesses; (2) with respect to Other Investments, which do not have publicly traded shares, the Net Equity Value of such Other Investments; (3) with respect to Real Property UJVs, which do not have publicly traded shares, individually determined, the greater of (x) Combined EBITDA from such Real Property UJVs (a) in the case of all Real Property UJVs other than those owning hotels and trade show space, for the most recently ended calendar quarter, annualized (i.e., multiplied by four), and (b) in the case of Real Property UJVs owning hotels and trade show space, for the most recently ended four consecutive calendar quarters, in both cases, capitalized at the rate of 6.50%, less Borrower’s pro rata share of any Indebtedness attributable to such UJVs, and (y) the Net Equity Value of such Real Property UJVs; and (4) without duplication, Borrower's pro rata share of unrestricted cash and cash equivalents, the book value of notes and mortgage loans receivable and capitalized development costs (exclusive of tenant improvements and tenant leasing commission costs), and the fair market value of publicly traded securities, at such time, all as determined in accordance with GAAP. For the purposes of this definition, (1) for any Disposition of Real Property Assets by a Real Property Business during any calendar quarter, Combined EBITDA will be reduced by actual Combined EBITDA generated from such asset or assets, (2) the aggregate contribution to Capitalization Value in excess of 30% of the total Capitalization Value from all Real Property Businesses and Other Investments owned by UJVs shall not be included in Capitalization Value, and (3) the aggregate contribution to Capitalization Value from leasing commissions and management and development fees in excess of 10% of Combined EBITDA shall not be included in Capitalization Value.

(b)           The definition of "Capitalization Value of Unencumbered Assets" is hereby deleted and the following substituted therefor:

“Capitalization Value of Unencumbered Assets” means, at any time, the sum of (1) with respect to Real Property Businesses (other than UJVs), individually determined, the greater of (x) Unencumbered Combined EBITDA from such Real Property Businesses (a) in the case of all Real Property Businesses other than hotels and trade show space, for the most recently ended calendar quarter, annualized (i.e., multiplied by four), and (b) in the case of hotels and trade show space, the most recently ended four consecutive calendar quarters, in both cases, capitalized at a rate of 6.50% per annum, and (y) the Gross Book Value of such businesses; (2) with respect to Real Property UJVs, which do not have publicly traded shares, individually determined, the greater of (x) the Unencumbered Combined EBITDA from such Real Property UJVs (a) in the case of Real Property UJVs other than those owning hotels or trade show space, for the most recently ended calendar quarter, annualized (i.e., multiplied by four), and (b) in the case of Real Property UJVs owning hotels and trade show space, for the most recently ended four consecutive calendar quarters, in both cases, capitalized at a rate of 6.50% per annum, and (y) the Net Equity Value of such Real Property UJVs; and (3) without duplication, Borrower's pro rata share of unrestricted cash and cash equivalents, the book value of notes and mortgage loans receivable and capitalized development costs (exclusive of tenant improvements and tenant leasing commission costs), and the fair market value of publicly traded securities that are Unencumbered Assets of Borrower, at such time, all as determined in accordance with GAAP. For the purposes of this definition, (1) for any Disposition of Real Property Assets by a Real

Property Business during any calendar quarter, Unencumbered Combined EBITDA will be reduced by actual Unencumbered Combined EBITDA generated from such asset or assets, (2) the aggregate contribution to Capitalization Value of Unencumbered Assets in excess of 30% of the total Capitalization Value of Unencumbered Assets from the aggregate of all Real Property Businesses owned by UJVs, and notes and mortgage loans receivable that are Unencumbered Assets at such time, as determined in accordance with GAAP, shall not be included in Capitalization Value of Unencumbered Assets, and (3) the aggregate contribution to Capitalization Value of Unencumbered Assets from leasing commissions and management and development fees in excess of 10% of Unencumbered Combined EBITDA shall not be included in Capitalization Value of Unencumbered Assets.

(c)           The definition of "Combined EBITDA" is hereby deleted and the following substituted therefor:

"Combined EBITDA" means, for any period of time, the Borrower’s pro rata share of net income or loss plus Interest Expense, income taxes, depreciation, amortization and non-recurring items (including, without limitation, gains or losses from asset sales), all as determined in accordance with GAAP, of Consolidated Businesses and UJVs (provided, however, that for purposes of determining the ratio of Combined EBITDA to Fixed Charges, Combined EBITDA of UJVs shall exclude UJVs that are not Real Property UJVs), as the case may be, multiplied by four, provided however, that Combined EBITDA shall include only general and administrative expenses that are attributable to the management and operation of the assets in accordance with GAAP and shall not include any corporate general and administrative expenses of Borrower, General Partner, Consolidated Businesses or UJVs (e.g., salaries of corporate officers).

(d)           The definition of "Consolidated Businesses" is hereby deleted and the following substituted therefor:

"Consolidated Businesses" means, at any time, the Borrower and Subsidiaries of the Borrower that the Borrower consolidates in its consolidated financial statements prepared in accordance with GAAP, provided, however, that UJVs which are consolidated in accordance with GAAP are not Consolidated Businesses.

(e)           The definition of "Debt" is hereby deleted and the following substituted therefor:

"Debt" means, at any time, without duplication, (i) all indebtedness and liabilities of a Person for borrowed money, secured or unsecured, including mortgage and other notes payable (but excluding any indebtedness to the extent secured by cash or cash equivalents or marketable securities, or defeased), as determined in accordance with GAAP, and (ii) without duplication, all liabilities of a Person consisting of indebtedness for borrowed money, determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the consolidated financial statements of such Person as of that date. For purposes of determining "Total Outstanding Debt" and "Debt", the term "without duplication" shall mean that amounts loaned from one Person to a second Person that under GAAP would be consolidated with the first Person shall not be treated as Debt of the second Person.

(f)The definition of "Fixed Charges" is hereby deleted and the following substituted therefor:

"Fixed Charges" means, without duplication, in respect of any period, the sum of (i) the Borrower’s Pro Rata Share of Interest Expense for such period, as determined in accordance with GAAP, attributable to Debt in respect of Consolidated Businesses and Real Property UJVs, as well as to any other Debt that is recourse to the Borrower, multiplied by four (4); and (ii) distributions during such period on preferred units of the Borrower, as determined on a consolidated basis, in accordance with GAAP, multiplied by four (4).

(g)	The following is inserted, in alphabetical order, in Section 1.01:

"Gross Book Value" means the undepreciated book value of assets comprising a business, determined in accordance with GAAP.

(h)           The definition of "Net Equity Value" is hereby deleted and the following substituted therefor:

"Net Equity Value" means, at any time, the total assets of the applicable business less the total liabilities of such business less the amounts attributable to the minority interest in such business, in each case as determined on a consolidated basis, in accordance with GAAP.

(i)The definition of "Operating Business" is hereby deleted and the following substituted therefor (and all references to "Operating Business" shall be deemed to be to "Other Investment"):

"Other Investment" means a Consolidated Business or UJV that does not own primarily Real Property Assets or publicly traded securities, including, without limitation, those entities more particularly set forth on Schedule 2 attached hereto.

(j)The following is inserted, in alphabetical order, in Section 1.01: "'Real Property UJV' means a UJV that is a Real Property Business."

(k)           The definition of "Total Outstanding Indebtedness" is hereby deleted and the following substituted therefor:

"Total Outstanding Indebtedness" means, at any time, without duplication, the sum of Debt of the Borrower, the Borrower’s Pro Rata Share of Debt in respect of Consolidated Businesses, and any Debt of UJVs that is recourse to the Borrower, as determined on a consolidated basis in accordance with GAAP.

(l)The definition of "Unsecured Interest Expense" is hereby deleted and the following substituted therefor:

"Unsecured Interest Expense" means, for any period, the Borrower’s Pro Rata Share of Interest Expense attributable to Total Outstanding Indebtedness constituting Unsecured Indebtedness.

(m)          The references to "Borrower's Consolidated Financial Statements" in the definitions of "UJVs" and "Unencumbered Assets" are hereby deleted and "VRT Consolidated Financial Statements" substituted therefor.

(n)       The reference to "Guarantor" in the definition of "Unencumbered Combined EBITDA" is hereby deleted and "General Partner" substituted therefor.

3.	Other Amendments.
(a)	Section 6.09 (4) is hereby deleted and the following substituted therefor:

(4) Certificate of Borrower's Accountants. Within ninety-five (95) days after the end of each Fiscal Year, a report with respect thereto of Borrower's Accountants, which report shall be unqualified, except as provided in the second sentence of this clause (4), and shall state that such financial statements fairly present the consolidated financial position of each of the Borrower and its Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes which shall have been disclosed in the notes to the financial statements). In the event that such report is qualified, a copy of the Borrower's Accountants' communications with those charged with governance or any similar report delivered to the General Partner or to any officer or employee thereof by Borrower's Accountants in connection with such financial statements (which letter or report shall be subject to the confidentiality limitations set forth herein), as well as a statement of Borrower's Accountants to the effect that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with the terms, covenants, provisions or conditions of Article VIII, insofar as they relate to financial and accounting matters.

(b)	Section 6.11(c) is hereby deleted in its entirety.

(c)       The third sentence of Section 10.08 is hereby deleted and the following substituted therefor: " Upon any such removal or resignation, the Required Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent, so long as it is reasonably acceptable both to the Required Banks and, provided that no Default or Event of Default shall then be outstanding, the Borrower, shall be that Bank then having the greatest Loan Commitment."

4.            Effective Date. This Amendment shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by the Borrower and the Required Banks (the date of such receipt being deemed the "Effective Date").

5.           Representations and Warranties. Borrower hereby represents and warrants that, as of the Effective Date, all the representations and warranties set forth in the Credit Agreement, as amended hereby (other than representations and warranties that expressly speak as of a different date), are true and complete in all material respects, and no Default (to the best of Borrower's knowledge) or Event of Default has occurred and is continuing.

6.           Entire Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

7.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

8.           Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

9.           Headings, Etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

10.         No Further Modifications. All of the terms and conditions of the Credit Agreement, as modified hereby, shall remain in full force and effect and, as modified hereby, the Borrower confirms and ratifies all of the terms, covenants and conditions of the Credit Agreement in all respects.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

VORNADO REALTY L.P.,

a Delaware limited partnership

By:	Vornado Realty Trust,
a Maryland real estate investment trust,
general partner

By: /s/ Alan J. Rice
Name: Alan J. Rice
Title: Senior Vice President

For purposes of being bound by the amendments set forth herein, both as General Partner and as the guarantor under the Guaranty:

VORNADO REALTY TRUST,

a Maryland real estate investment trust,

By: /s/ Alan J. Rice
Name: Alan J. Rice
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and a Bank

By /s/ Marc E. Costantino
Name: Marc E. Costantino
Title: Executive Director